SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


POWER REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)



        000-54560                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)

301 Winding Road, Old Bethpage, New York  11804
(Address of Principal Executive Offices) (Zip Code)

                             (212) 750-0373
(Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





SECTION 8: OTHER EVENTS

Item 8.01

On May 1, 2013, the Registrant announced via a press release that it has entered into a definitive term sheet with a solar project developer to acquire for approximately $1.6 million approximately 100 acres of land in California subject to long-term ground leases with to-be-constructed solar farms. The transaction is subject to completion of diligence by Power REIT and other customary conditions and is expected to close within the second quarter of 2013. Power REIT plans to finance the acquisition with debt and equity.


A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.




SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description

99.1 	Press Release issued by Power REIT on May 1, 2013



SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	May 1, 2013

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman